Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Employees’ Savings Plan of Valera Pharmaceuticals, Inc. of our report dated March 3, 2006, with respect to the financial statements and schedule of Valera Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.
March 20, 2006
MetroPark, New Jersey